EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333‑219660) of our report dated June 18, 2020, appearing in this Annual Report on Form 11-K of the Perficient, Inc. 401(k) Employee Savings Plan for the year ended December 31, 2019.

/s/ Brown Smith Wallace, LLP

St. Louis, Missouri
June 18, 2020